UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2004

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Northwest Parkway, Suite 100 San Antonio, Texas 78249 (210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)

Item 9.          Regulation FD Disclosure

On February 12, 2004, Sandra Poole-Christal resigned her position as President and Chief Operating Officer as well her position on the Board of Directors.  She will remain with GlobalSCAPE as the VP of Marketing.  Her father, Charles R. Poole, has assumed the role of President and Chief Operating Officer and has filled the vacancy on the Board of Directors.

Also on February 12, 2004, GlobalSCAPE reduced its workforce by approximately 20%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobalSCAPE, Inc.

Dated: February 13, 2004

By:	/s/	Randy Poole
Randy Poole, President and COO